Exhibit 8

[Form of Federal Tax Opinion]

(202) 274-2000

                                , 2009

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

58 North Ayer

Harvard, Illinois 60033

Gentlemen:

You have requested our opinion regarding certain federal income tax consequences of the proposed conversion and reorganization of Harvard Savings, MHC from a mutual holding company structure to a capital stock form of organization, pursuant to the Plan of Conversion and Reorganization (the “Plan”) of Harvard Savings, MHC, an Illinois-chartered mutual holding company (“Mutual Holding Company”), dated as of                         , 2009. Unless otherwise defined, all terms used in this letter have the meanings given to them in the Plan.

In providing our opinions expressed below, we have examined the Plan and certain other documents as we deemed necessary in order to provide our opinions. In our examination, we assumed that original documents were authentic, copies were accurate and signatures were genuine. We assumed that all parties will comply with the terms and conditions of the Plan, and that the various representations and warranties which have been provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan under state and local tax laws. In addition, we have assumed that (i) the factual statements and representations made by the Mutual Holding Company, Harvard Illinois Financial Corporation (the “Mid-Tier Holding Company”) and Harvard Savings Bank in their certificate delivered to us for purposes of this opinion are true, complete and correct and will remain true, complete and correct at all times up to and including the consummation of the Conversion and Reorganization, and (ii) the Mid-Tier Merger and the MHC Merger (as defined below) will be completed in accordance with applicable federal and state laws. If any of the above described assumptions are untrue for any reason or if the Conversion and Reorganization is consummated in a manner that is different from the manner described in the Plan, our opinion as expressed below may be adversely affected.

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

Our opinion is based on current provisions of the Code, Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “Service”) and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Conversion and Reorganization, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We are furnishing this opinion in connection with the transactions contemplated by the Plan. We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Internal Revenue Service or a court.

Description of Proposed Transactions

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. In January 1999, the Bank reorganized into the two-tier mutual holding company form of organization. Following the reorganization, the Mutual Holding Company owned 100% of the outstanding shares of the Mid-Tier Holding Company, and the Mid-Tier Holding Company owned 100% of the outstanding shares of the Bank.

On                         , 2009, the Boards of Directors of the Mutual Holding Company adopted the Plan providing for the conversion of the Mutual Holding Company from an Illinois-chartered mutual holding company into the capital stock form of organization. A new stock holding company, the Holding Company, will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Common Stock in the Conversion.

For valid business reasons, the present corporate structure of the Mutual Holding Company, Mid-Tier Holding Company and the Bank will be changed pursuant to two mergers referred to as the “MHC Merger” and the “Mid-Tier Merger.” Pursuant to the Plan, the Conversion will be effected in the following steps, each of which will be completed contemporaneously:

(i)	The Bank will establish the Holding Company as a stock corporation.

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

(ii)	The Mid-Tier Holding Company will convert to an interim stock savings bank and merge with and into the Bank with the Bank as the resulting entity (the “Mid-Tier Merger”), whereby the Mutual Holding Company will receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

(iii)	Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank with the Bank as the resulting entity (the “MHC Merger”), whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person’s interest in the Mutual Holding Company.

(iv)	Immediately after the MHC Merger, the Holding Company will offer for sale its Common Stock in the Offering.

(v)	Immediately after the MHC Merger and contemporaneously with the closing of the Offering, the Bank will issue [one hundred (100)] shares of its common stock to the Holding Company in exchange for at least fifty percent (50%) of the net proceeds raised in the offering, and as a result the Bank will become a wholly-owned subsidiary of the Holding Company.

At the time of the MHC Merger, a liquidation account will be established by the Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the liquidation account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering.

After the Mid-Tier Merger, the MHC Merger and the Offering, the Holding Company will (i) be a publicly held corporation, (ii) register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The initial stockholders of the Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on June 30, 2008 (“Eligible Account Holders”), the Bank’s tax-qualified employee plans (“Employee

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

Plans”), depositors of the Bank who have account balances of $50.00 or more as of the close of business on             (“Supplemental Eligible Account Holders”), depositors of the Bank as of the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders) and borrowers of the Bank as of             whose borrowings remained outstanding as of the Voting Record Date (“Other Members”). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Opinions

Based on the foregoing description of the MHC Merger and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1. The conversion of the Mid-Tier Holding Company to an interim stock savings bank (which we shall continue to refer to as “Mid-Tier Holding Company”) and the conversion of the Mutual Holding Company to an interim stock savings bank (which we shall continue to refer to as “Mutual Holding Company”) will each constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

2. The Mid-Tier Merger and the MHC Merger each qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code).

3. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank’s assumption of its liabilities in exchange for shares of common stock in the Bank or on the constructive distribution of such stock to the Mutual Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Bank upon the receipt of the assets of Mid-Tier Holding Company and the Mutual Holding Company in the Mid-Tier Merger and the MHC Merger, respectively. (Section 1032(a) of the Code).

5. The basis of the assets of the Mid-Tier Holding Company and the Mutual Holding Company to be received by Bank (other than stock in the Bank) will be the same as the basis of such assets in the hands of Mid-Tier Holding Company and the Mutual Holding Company, respectively, immediately prior to the transfer. (Section 362(b) of the Code).

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

6. The holding period of the assets of Mid-Tier Holding Company and the Mutual Holding Company to be received by Bank (other than stock in the Bank) will include the holding period of those assets in the hands of Mid-Tier Holding Company and the Mutual Holding Company, respectively, immediately prior to the transfer. (Section 1223(2) of the Code).

7. The Mutual Holding Company will not recognize any gain or loss upon its constructive exchange of Mid-Tier Holding Company common stock for Bank common stock. (Section 354(a)).

8. The exchange of the members’ equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

9. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank’s assumption of its liabilities, if any, in exchange for an interest in a Liquidation Account in the Bank or on the constructive distribution of such Liquidation Account to the Mutual Holding Company’s members who remain depositors of the Bank. (Section 361(a), 361(c) and 357(a) of the Code).

10. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank. (Section 1032(a) of the Code.)

11. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code).

12. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code). Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B.182).

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

13. The basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

14. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(6) of the Code).

15. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032(a) of the Code).

16. Neither the Holding Company nor the Bank will recognize any gain or loss upon the transfer of a portion of the offering proceeds from the Holding Company to the Bank in exchange for shares of common stock of the Bank (Section 1032(a) of the Code).

We base our opinion under paragraph 12 above, in part, on the fact that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. With respect to our opinions under paragraphs 12 and 13, we note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that RP Financial, LC. has issued a letter dated [                                    , 2009] stating that the subscription rights will have no ascertainable market value. We also note that the Internal Revenue Service has not in the past concluded that subscription rights have value.

If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company may be taxable on the distribution of the subscription rights.

Boards of Directors

Harvard Savings, MHC

Harvard Illinois Financial Corporation

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank

                                , 2009

Consent

We hereby consent to the filing of the opinion as an exhibit to the MHC’s Application for Conversion filed on Form AC with the Office of Thrift Supervision and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion- Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

LUSE GORMAN POMERENK & SCHICK, A PROFESSIONAL CORPORATION